Exhibit 99.1

FTC Solar Announces Second Quarter 2024 Financial Results

Second Quarter Highlights and Recent Developments

•
Second quarter revenue of $11.4 million
•
Industry veteran Yann Brandt named new CEO, effective August 19
•
Contracted portion of backlog now stands at $505 million
•
Company continues to identify operational efficiencies while investing strategically in sales resources

AUSTIN, Texas — August 8, 2024– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced financial results for the second quarter ended June 30, 2024.

Second Quarter Results

“Results for the second quarter were in line with our targets,” said Shaker Sadasivam, Chairman of the Board of FTC Solar. “The company continues to drive key initiatives to support future growth and profitability and is well positioned with a robust product offering across 1P and 2P configurations, and a lowered breakeven revenue level to enable strong margin improvement as revenue grows. We were pleased to announce last month that Yann Brandt will be joining the company as our new CEO and a member of the Board of Directors, effective August 19. He is an exceptional, strategic leader and industry insider with deep experience and relationships throughout the solar industry. We believe he is the right leader to build on this strong foundation and take the company to the next level.”

The contracted portion of the company's backlog1 now stands at $505 million.

Summary Financial Performance: Q2 2024 compared to Q2 2023

	U.S. GAAP		Non-GAAP(b)
	Three months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$11,430	$32,359	$11,430	$32,359
Gross margin percentage	(20.5%)	6.8%	(16.8%)	8.2%
Total operating expenses	$9,581	$12,568	$8,278	$9,740
Loss from operations(a)	$(11,924)	$(10,367)	$(10,451)	$(7,239)
Net loss	$(12,241)	$(10,414)	$(10,730)	$(7,163)
Diluted loss per share	$(0.10)	$(0.09)	$(0.09)	$(0.06)

(a)
Adjusted EBITDA for Non-GAAP
(b)
See below for reconciliation of Non-GAAP financial measures to nearest comparable GAAP measures

Total second-quarter revenue was $11.4 million, within our target range. This revenue level represents a decrease of 9.2% compared to the prior quarter and a decrease of 64.7% compared to the year-earlier quarter, on both lower product and logistics volumes.

GAAP gross loss was $2.3 million, or 20.5% of revenue, compared to gross loss of $2.1 million, or 16.7% of revenue, in the prior quarter. Non-GAAP gross loss was $1.9 million or 16.8% of revenue. The result for this quarter compares to non-GAAP gross profit of $2.6 million in the prior-year period, with the difference driven primarily by the impact of lower current quarter revenues which were not sufficient to cover certain relatively fixed indirect costs.

GAAP operating expenses were $9.6 million. On a non-GAAP basis, operating expenses were $8.3 million. This result compares to non-GAAP operating expenses of $9.7 million in the year-ago quarter.

GAAP net loss was $12.2 million or $0.10 per diluted share, compared to a loss of $8.8 million or $0.07 per diluted share in the prior quarter and a net loss of $10.4 million or $0.09 per diluted share in the year-ago quarter. Adjusted EBITDA loss, which excludes an approximate $1.8 million net loss from stock-based compensation expense and other non-cash items, was $10.5 million, compared to losses of $10.7 million in the prior quarter and $7.2 million in the year-ago quarter.

Outlook

While we still expect a better second-half relative to the first half, our 2H results will be lower than our prior expectations as customer projects have seen delays, primarily related to interconnection or financing.

We expect third quarter 2024 revenue to be approximately flat to slightly down relative to the second quarter. We expect this to be followed by a more than doubling of revenue in the fourth quarter relative to the third. We now expect to achieve adjusted EBITDA breakeven on a quarterly basis in 2025.

(in millions)	2Q'24 Guidance	2Q'24 Actual	3Q'24 Guidance
Revenue	$10.5 – $15.5	$11.4	$9.0 – $11.0
Non-GAAP Gross Profit (Loss)	$(3.1) – $(1.1)	$(1.9)	$(4.3) – $(1.5)
Non-GAAP Gross Margin	(29.5%) – (7.1%)	(16.8%)	(47.8%) – (13.5%)
Non-GAAP operating expenses	$8.6 – $9.2	$8.3	$9.3 – $10.0
Non-GAAP adjusted EBITDA	$(12.6) – $(9.8)	$(10.5)	$(14.7) – $(11.0)

Second Quarter 2024 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its second quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at https://investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts (contracted) and awarded orders (awarded), which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except shares and per share data)	2024	2023	2024	2023
Revenue:
Product	$8,776	$21,074	$19,681	$53,653
Service	2,654	11,285	4,336	19,600
Total revenue	11,430	32,359	24,017	73,253
Cost of revenue:
Product	10,467	19,152	22,834	50,919
Service	3,306	11,006	5,634	18,098
Total cost of revenue	13,773	30,158	28,468	69,017
Gross profit (loss)	(2,343)	2,201	(4,451)	4,236
Operating expenses
Research and development	1,535	1,873	2,974	3,795
Selling and marketing	2,036	1,852	4,424	3,563
General and administrative	6,010	8,843	12,577	19,642
Total operating expenses	9,581	12,568	19,975	27,000
Loss from operations	(11,924)	(10,367)	(24,426)	(22,764)
Interest income (expense), net	1	(28)	(135)	(86)
Gain from disposal of investment in unconsolidated subsidiary	—	—	4,085	898
Other income (expense), net	(7)	(141)	29	(215)
Loss from unconsolidated subsidiary	(246)	—	(511)	—
Loss before income taxes	(12,176)	(10,536)	(20,958)	(22,167)
(Provision for) benefit from income taxes	(65)	122	(54)	(9)
Net loss	(12,241)	(10,414)	(21,012)	(22,176)
Other comprehensive income (loss):
Foreign currency translation adjustments	36	(408)	(145)	(413)
Comprehensive loss	$(12,205)	$(10,822)	$(21,157)	$(22,589)
Net loss per share:
Basic and diluted	$(0.10)	$(0.09)	$(0.17)	$(0.20)
Weighted-average common shares outstanding:
Basic and diluted	126,171,278	112,669,296	125,816,080	109,632,336

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$10,779	$25,235
Accounts receivable, net	41,511	65,279
Inventories	17,061	3,905
Prepaid and other current assets	14,969	14,089
Total current assets	84,320	108,508
Operating lease right-of-use assets	1,926	1,819
Property and equipment, net	2,446	1,823
Intangible assets, net	264	542
Goodwill	7,169	7,353
Equity method investment	1,529	240
Other assets	2,696	2,785
Total assets	$100,350	$123,070
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,580	$7,979
Accrued expenses	22,835	34,848
Income taxes payable	106	88
Deferred revenue	2,595	3,612
Other current liabilities	8,202	8,138
Total current liabilities	51,318	54,665
Operating lease liability, net of current portion	1,107	1,124
Other non-current liabilities	3,684	4,810
Total liabilities	56,109	60,599
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of June 30, 2024 and December 31, 2023	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 127,002,580 and 125,445,325 shares issued and outstanding as of June 30, 2024 and December 31, 2023	13	13
Treasury stock, at cost; 10,762,566 shares as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	364,813	361,886
Accumulated other comprehensive loss	(438)	(293)
Accumulated deficit	(320,147)	(299,135)
Total stockholders’ equity	44,241	62,471
Total liabilities and stockholders’ equity	$100,350	$123,070

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(21,012)	$(22,176)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	2,924	7,852
Depreciation and amortization	812	666
Amortization of debt issue costs	236	355
Provision for obsolete and slow-moving inventory	177	1,261
Loss from unconsolidated subsidiary	511	—
Gain from disposal of investment in unconsolidated subsidiary	(4,085)	(898)
Warranty and remediation provisions	1,639	2,852
Warranty recoverable from manufacturer	238	30
Credit losses and bad debt expense	587	203
Deferred income taxes	223	184
Lease expense and other	609	497
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	23,181	(17,879)
Inventories	(13,333)	7,643
Prepaid and other current assets	(864)	70
Other assets	(562)	(1,422)
Accounts payable	9,483	11,247
Accruals and other current liabilities	(13,463)	(7,895)
Deferred revenue	(1,017)	(8,804)
Other non-current liabilities	(1,331)	(4,264)
Lease payments and other, net	(588)	(331)
Net cash used in operations	(15,635)	(30,809)
Cash flows from investing activities:
Purchases of property and equipment	(1,131)	(195)
Equity method investment in Alpha Steel	(1,800)	(900)
Proceeds from disposal of investment in unconsolidated subsidiary	4,085	898
Net cash provided by (used in) investing activities	1,154	(197)
Cash flows from financing activities:
Sale of common stock	—	20,640
Stock offering costs paid	—	(114)
Proceeds from stock option exercises	3	51
Net cash provided by financing activities	3	20,577
Effect of exchange rate changes on cash and cash equivalents	22	(139)
Decrease in cash and cash equivalents	(14,456)	(10,568)
Cash and cash equivalents at beginning of period	25,235	44,385
Cash and cash equivalents at end of period	$10,779	$33,817

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision for (benefit from) income taxes, (ii) interest expense, net (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, and (vi) non-routine legal fees, severance and certain other costs (credits). We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt issue costs and intangibles, (ii) stock-based compensation, (iii) non-routine legal fees, severance and certain other costs (credits), and (iv) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three and six months ended June 30, 2024 and 2023, respectively:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
U.S. GAAP revenue	$11,430	$32,359	$24,017	$73,253
U.S. GAAP gross profit (loss)	$(2,343)	$2,201	$(4,451)	$4,236
Depreciation expense	183	125	351	249
Stock-based compensation	240	316	456	1,132
Non-GAAP gross profit (loss)	$(1,920)	$2,642	$(3,644)	$5,617
Non-GAAP gross margin percentage	(16.8%)	8.2%	(15.2%)	7.7%

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three and six months ended June 30, 2024 and 2023, respectively:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
U.S. GAAP operating expenses	$9,581	$12,568	$19,975	$27,000
Depreciation expense	(91)	(71)	(193)	(141)
Amortization expense	(134)	(136)	(268)	(276)
Stock-based compensation	(1,045)	(2,646)	(2,468)	(6,720)
Non-routine legal fees	(33)	25	(66)	(83)
Severance credit	—	—	—	13
Non-GAAP operating expenses	$8,278	$9,740	$16,980	$19,793

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three and six months ended June 30, 2024 and 2023, respectively:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
U.S. GAAP loss from operations	$(11,924)	$(10,367)	$(24,426)	$(22,764)
Depreciation expense	274	196	544	390
Amortization expense	134	136	268	276
Stock-based compensation	1,285	2,962	2,924	7,852
Non-routine legal fees	33	(25)	66	83
Severance credit	—	—	—	(13)
Other income (expense), net	(7)	(141)	29	(215)
Loss from unconsolidated subsidiary	(246)	—	(511)	—
Adjusted EBITDA	$(10,451)	$(7,239)	$(21,106)	$(14,391)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the three months ended June 30, 2024 and 2023, respectively:

	Three months ended June 30,
	2024		2023
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(12,241)	$(12,241)	$(10,414)	$(10,414)
Reconciling items -
Provision for (benefit from) income taxes	65	—	(122)	—
Interest (income) expense, net	(1)	—	28	—
Amortization of debt issue costs in interest expense	—	59	—	178
Depreciation expense	274	—	196	—
Amortization of intangibles	134	134	136	136
Stock-based compensation	1,285	1,285	2,962	2,962
Non-routine legal fees (credits)(a)	33	33	(25)	(25)
Adjusted Non-GAAP amounts	$(10,451)	$(10,730)	$(7,239)	$(7,163)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.09)	N/A	$(0.06)

Weighted-average common shares outstanding:
Basic and diluted	N/A	126,171,278	N/A	112,669,296

(a)	Non-routine legal fees (credits) represent legal fees and other costs (credits) incurred for specific matters that were not ordinary or routine to the operations of the business.

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the six months ended June 30, 2024 and 2023, respectively:

	Six months ended June 30,
	2024		2023
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(21,012)	$(21,012)	$(22,176)	$(22,176)
Reconciling items -
Provision for (benefit from) income taxes	54	—	9	—
Interest expense, net	135	—	86	—
Amortization of debt issue costs in interest expense	—	236	—	355
Depreciation expense	544	—	390	—
Amortization of intangibles	268	268	276	276
Stock-based compensation	2,924	2,924	7,852	7,852
Gain from disposal of investment in unconsolidated subsidiary(a)	(4,085)	(4,085)	(898)	(898)
Non-routine legal fees(b)	66	66	83	83
Severance credit(c)	—	—	(13)	(13)
Adjusted Non-GAAP amounts	$(21,106)	$(21,603)	$(14,391)	$(14,521)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.17)	N/A	$(0.13)

Weighted-average common shares outstanding:
Basic and diluted	N/A	125,816,080	N/A	109,632,336

(a)	We exclude the gain from collection of contingent contractual amounts arising from the sale in 2021 of our investment in an unconsolidated subsidiary.
(b)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.
(c)	Severance credit represents an adjustment to the restructuring accrual relating to a December 2022 reduction in force.